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                                                                   EXHIBIT 99.2


    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Alaska Communications Systems Group, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2002 (the "Report"), I, Kevin P. Hemenway, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date: October 31, 2002

                                      /s/ Kevin P. Hemenway
                                      -----------------------------------------
                                      Kevin P. Hemenway
                                      Senior Vice President and
                                      Chief Financial Officer
                                      Alaska Communications Systems Group, Inc.